UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Entry into Amended and Restated to Repurchase Agreement with Credit Suisse

On April 20, 2015, subsidiaries of Altisource Residential Corporation (the “Company”) entered into an Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”) with Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”). The Repurchase Agreement, as amended and restated, increases the aggregate maximum funding capacity to finance the purchase and beneficial ownership of non-performing, re-performing and performing mortgage loans and real-estate owned (“REO”) properties from $225,000,000 to $275,000,000, and also increases the sublimit for REO properties that can be financed on the facility.

The obligations of the Company’s subsidiaries continue to be fully guaranteed by the Company pursuant to an amended and restated guaranty (the “Amended Guaranty”) made by the Company in favor of the Buyer. As amended and restated, the Repurchase Agreement has been extended to mature on April 21, 2016.

All other material terms and conditions of the Repurchase Agreement remain the same as the original repurchase agreement in all material respects.

The disclosures herein regarding the amended and restated Repurchase Agreement and the Amended Guaranty do not purport to be complete and are qualified in their entirety to the full text thereof which will be filed with the SEC as exhibits to the Company’s Form 10-Q for the quarter ended March 31, 2015.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: April 24, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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